UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2014

BioLargo, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-19709	65-0159115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3500 W. Garry Ave., Santa Ana, CA	92704
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 643-9540

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement

On June 23, 2014, BioLargo, Inc. (the “Company”) and its Chief Financial Officer Charles K. Dargan, II formally agreed to extend the engagement agreement dated February 1, 2008 (the “Engagement Agreement”, which had been previously extended multiple times), pursuant to which Mr. Dargan has been serving as the Company’s Chief Financial Officer. The Engagement Extension Agreement dated as of June 23, 2014 (the “Engagement Extension Agreement”) provides for an additional term to expire January 31, 2015 (the “Extended Term”), and is retroactively effective to February 1, 2014. During the Extended Term, Mr. Dargan shall be compensated through the issuance of an option to purchase 300,000 shares of the Company’s common stock, at a strike price of $0.63 per share, to expire June 23, 2024, and to vest over the term of the engagement with 100,000 shares vested as of June 23, 2014, and the remaining shares to vest 25,000 monthly, provided that the Engagement Extension Agreement with Mr. Dargan has not been terminated prior to each vesting date.

Mr. Dargan will continue to be reimbursed for business expenses he incurs in connection with the performance of his services as the Company’s Chief Financial Officer. All other provisions of the Engagement Agreement not expressly amended pursuant to the Engagement Extension Agreement remain the same, including provisions regarding indemnification and arbitration of disputes.

Item 5.07      Submission of Matters to a Vote of Security Holders

The Company held its 2014 annual stockholder meeting on June 23, 2014.  The following matters were each submitted to a vote of stockholders through the solicitation of proxies or otherwise:

 (1) A proposal to elect the following seven individuals to our Board of Directors: Dennis P. Calvert, Kenneth R. Code, Gary A. Cox, Dennis E. Marshall, Joseph L. Provenzano, Kent C. Roberts II, and John S. Runyan.

 (2) Advisory approval of the Company’s executive compensation.

(3) A proposal to ratify the appointment of Haskell & White LLP as our independent registered public accounting firm for the year ending December 31, 2014.

The voting results from the 2014 Annual Stockholders Meeting are as follows:

Item	Nominee:	Votes For	Votes Against	Votes Withheld	Abstentions	Broker Non Vote
Election of Directors
	Dennis P. Calvert	36,118,389	-	129,460	-	10,561,245
	Kenneth R. Code	36,118,389	-	129,460	-	10,561,245
	Gary A. Cox	35,724,874	-	522,975	-	10,561,245
	Dennis E. Marshall	36,146,069	-	101,780	-	10,561,245
	Joseph L. Provenzano	36,118,389	-	129,460	-	10,561,245
	Kent C. Roberts II	36,146,069	-	101,780	-	10,561,245
	John S. Runyan	36,146,069	-	101,780	-	10,561,245
Advisory Approval of Executive Compensation		33,950,336	2,120,882	-	176,631	10,561,245

Ratification of Accounting Firm		44,948,131	200	-	1,860,763	-

There were no director nominees other than as set forth above.

Item 9.01 Financial Statements and Exhibits

4.1	Option to purchase common stock issued to Charles K. Dargan dated June 23, 2014
10.1†	Engagement Extension Agreement dated as of June 23, 2014 between BioLargo, Inc. and Charles K. Dargan, II.

†	Management contract or compensatory plan, contract or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 25, 2014	BIOLARGO, INC.

	By:	/s/ Dennis P. Calvert
Dennis P. Calvert
President and Chief Executive Officer